Exhibit 10.7(b)

June 1, 2011

Capital Fund Management SA

6 Boulevard Haussmann

75009 Paris

Frances

Attention: Mr. Jacques Sauliere

Re:	Management Agreement Renewals

Dear Mr. Sauliere:

We are writing with respect to your management agreements concerning the commodity pools to which reference is made below (the “Management Agreements”). We are extending the term of the Management Agreements through June 30, 2012 and all other provisions of the Management Agreements will remain unchanged.

•	Diversified Multi-Advisor Futures Fund L.P. II.

•	Tactical Diversified Futures Fund L.P.

•	CMF Capital Fund Management Master Fund L.P.

•	Institutional Futures Portfolio L.P.

•	Global Futures Fund Ltd.

Please acknowledge receipt of this modification by signing one copy of this letter and returning it to the attention of Ms. Jennifer Magro at the address above or fax to 212-296-6868. If you have any questions I can be reached at 212-296-1302.

Very truly yours,

CERES MANAGED FUTURES LLC

By:	/s/ Jennifer Magro
Jennifer Magro
Chief Financial Officer & Director

CAPITAL FUND MANAGEMENT SA

By:	/s/ Jacques Sauliere

Print Name:	Jacques Sauliere

JM/sr